November 23, 1999



Mr. Karl Heinz Spoddig
GlobeMedia AG
Adlikerstrasse 246
CH-8105 Regensdorf
Switzerland

Dear Karl:

      This is to confirm that Delta Petroleum Corporation will issue the following warrants to you as compensation for your involvement in the private placement of 428,572 shares of Delta common stock:

                              Number of
   Price/Share                Warrants              Duration *

      $2.00                   50,000                  6 months
       2.50                   50,000                  6 months
       3.00                   50,000                  9 months
       3.50                   50,000                    1 year
       4.00                   50,000                    1 year
                             250,000

     * These periods under "Duration" will begin upon the effective date of a registration statement covering the shares underlying the warrants.

     Please acknowledge that this is your understanding with your signature below.



GLOBEMEDIA AG                      DELTA PETROLEUM CORPORATION

By:/K.H. Spoddig              By:s/Aleron H. Larson, Jr.
Authorized  Officer                 Aleron H. Larson, Jr.,
 President & CEO                      Chairman/CEO